                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

            |X|   Preliminary Proxy Statement
            |_|   Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2)
            |_|   Definitive Proxy Statement
            |_|   Definitive Additional Materials
            |_|   Soliciting    Material   Pursuant   to   ss.240.14a-11(c)   or
                  ss.240.14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

            |X|   No Fee Required
            |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

            1.    Title  of  each  class  of  securities  to  which  transaction applies:

                  -------------------------------------------------------------
            2.    Aggregate  number  of  securities  to  which   transaction
                  applies:

                  -------------------------------------------------------------

            3.    Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated  and state how it was determined):

                  -------------------------------------------------------------

            4.    Proposed maximum aggregate value transaction:

                  -------------------------------------------------------------

            5.    Total fee paid:

                  -------------------------------------------------------------

            |_|   Fee paid previously with preliminary materials.

            |_|   Check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

                  1.   Amount previously paid:

                       --------------------------------------------------------

                  2.   Form, Schedule or Registration Statement No.:

                       --------------------------------------------------------

                  3.   Filing Party:

                       --------------------------------------------------------

                  4.   Date Filed:

                       --------------------------------------------------------

                                      -2-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                                224 East Douglas
                                    Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           to be held on July 6, 2001
                           --------------------------

To the Stockholders:

            NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of  Stockholders
(the "Meeting") of LONE STAR STEAKHOUSE & SALOON,  INC., a Delaware  corporation
(the  "Company"),  will be held on  July 6,  2001 at the  Sullivan's  Steakhouse restaurant located at 300 Colorado Street,  Austin, Texas 78701, 9:00 a.m. local time, for the following purposes:

            1.    To elect one (1)  member of the  Board of  Directors  to serve until the 2004 Annual  Meeting of  Stockholders  and until his successor has been duly elected and qualified;

            2.    To  ratify  the  appointment  of  Ernst  &  Young,  LLP as the
                  Company's  independent  auditors  for the fiscal  year  ending
                  December 25, 2001;

            3.    To consider and act upon a proposal by a stockholder; and

            4.    To transact  such other  business  as may  properly be brought before the Meeting or any adjournment thereof.

            The Board of  Directors  has fixed the close of  business on May 11,
2001 as the record  date for the  Meeting.  Only  stockholders  of record on the stock  transfer  books of the  Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

            A complete list of stockholders entitled to vote at the Meeting will be  available  for  inspection  at the  Company's  corporate  office at 224 East
Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. The list also will be available at the Meeting.

            IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING,  WE
URGE YOU TO PROMPTLY  SIGN,  DATE,  AND RETURN THE  ENCLOSED  WHITE PROXY IN THE
ENCLOSED ENVELOPE.

            ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE
PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE
COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND
VOTING IN PERSON.

                                          By Order of the Board of Directors

                                          GERALD T. AARON, Secretary
Dated: May 11, 2001

            WHETHER  OR NOT YOU EXPECT TO BE  PRESENT  AT THE  MEETING,  YOU ARE
URGED TO SIGN,  DATE AND RETURN THE ENCLOSED WHITE PROXY IN THE ENVELOPE THAT IS
PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                      -3-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                           224 East Douglas Suite 700
                           Wichita, Kansas 67202-3414
                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                  July 6, 2001
                           --------------------------

                                  INTRODUCTION

            This Proxy  Statement  and the  accompanying  WHITE  Proxy are being furnished to  stockholders  by the Board of Directors of Lone Star  Steakhouse &
Saloon,  Inc., a Delaware  corporation (the  "Company"),  in connection with the solicitation  of the  accompanying  Proxy for use at the 2001 Annual  Meeting of
Stockholders  of the  Company  (the  "Meeting")  to be  held  at its  Sullivan's
Steakhouse  restaurant located at 300 Colorado Street,  Austin,  Texas 78701, on
July 6, 2001 at 9:00 a.m., local time, or at any adjournments thereof.

            The  principal  executive  offices of the Company are located at 224
East Douglas,  Suite 700, Wichita,  Kansas  67202-3414.  The approximate date on which this Proxy Statement and the  accompanying  WHITE Proxy will first be sent or given to stockholders is on or about May 11, 2001.

                        RECORD DATE AND VOTING SECURITIES

            Only  stockholders  of record at the  close of  business  on May 11,
2001, the record date (the "Record  Date") for the Meeting,  will be entitled to notice of, and to vote at, the Meeting and any adjournments  thereof.  As of the close of business on the Record Date,  there were  outstanding  ________________
shares of the Company's common stock, $.01 par value (the "Common Stock").  Each outstanding  share of Common  Stock is entitled to one vote.  There was no other class of voting  securities  of the Company  outstanding  on the Record  Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

            A stockholder may ensure that its shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing,  signing, dating,  and  returning  the  enclosed  WHITE  proxy in the  envelope  provided.
Submitting  your proxy will not affect your right to attend the meeting and vote in person.  If the WHITE  proxy is signed and  returned  without  any  direction given,  shares will be voted in accordance with the recommendations of the Board of  Directors as described in this Proxy  Statement.  Any  stockholder  giving a proxy may  revoke  it at any time  before  the proxy is voted by giving  written notice  of  revocation  to  the  Secretary  of  the  Company,  by  submitting  a later-dated proxy, or by attending the meeting and voting in person.

            The Board of Directors is soliciting  votes FOR the Board's nominee,
Jamie B. Coulter,  for election to the Board of  Directors,  FOR approval of the appointment  of Ernst & Young LLP as its  auditors  and AGAINST the  stockholder proposal.  The  Board of  Directors  urges you to sign,  date,  and  return  the enclosed WHITE proxy today.

            If you have any  questions,  or need any  assistance  in voting your shares,  please call  888-750-5834  and the Company's  proxy  solicitors will be happy to help you.

            If your shares are held in  "street-name",  only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person  responsible for your account and instruct that individual to vote the WHITE proxy card as soon as possible.

                                     QUORUM

            In order to conduct any  business at the  Meeting,  a quorum must be present  in person or  represented  by valid  proxies.  A quorum  consists  of a majority of the shares of Common Stock issued and outstanding on the Record Date
(excluding  treasury  stock).  All shares  that are voted  "FOR",  "AGAINST"  or
"WITHHOLD  AUTHORITY"  on any matter will count for purposes of  establishing  a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes
Present").

                                      -4-

                                   ABSTENTIONS

            Abstentions  will  count as Votes  Present  and shall  have the same effect as a vote  against a matter  (other than in the election for the Board of
Directors).  While there is no  definitive  statutory  or case law  authority in
Delaware,  the Company's state of  incorporation,  as to the proper treatment of abstentions,  the  Company  believes  that  abstentions  should be  counted  for purposes of determining  both:  (i) the total number of Votes  Present,  for the purpose of determining whether a quorum is present; and (ii) the total number of
Votes Present that are cast ("Votes  Cast") with respect to a matter (other than in the  election  of the Board of  Directors).  In the  absence  of  controlling precedent to the  contrary,  the Company  intends to treat  abstentions  in this manner.

                                BROKER NON-VOTES

            Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals,  the holder of record of shares of
Common Stock held in street name is permitted to vote as it  determines,  in its discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

            The term "broker non-vote" refers to shares held in street name that are not voted  with  respect  to a  particular  matter,  generally  because  the beneficial owner did not give any instructions to the broker as how to vote such shares  and the  broker is not  permitted  under  applicable  rules to vote such shares in its  discretion  because of the subject  matter of the  proposal.  The
Company  intends  to count  such  shares as Votes  Present  for the  purpose  of determining whether a quorum is present. Broker non-votes will not be counted as
Votes Cast with respect to matters as to which the record  holder has  expressly not voted. Accordingly, broker non-votes will have no effect upon the outcome of voting on any of the business matters set forth in this Proxy Statement.

                           VOTES REQUIRED FOR APPROVAL

            A plurality  of the total  Votes Cast by holders of Common  Stock is required for the election of Directors.  A vote to "WITHHOLD  AUTHORITY" for any nominee for  Director  will be counted for  purposes  of  determining  the Votes
Present,  but  will  have no  other  effect  on the  outcome  of the vote on the election of Directors.

            Other  Proposals.  Other than the  election of  Directors,  the vote required for all other business matters set forth in this Proxy Statement is the affirmative vote of a majority of the Votes Cast.

                               SECURITY OWNERSHIP

            The following table sets forth information  concerning  ownership of the Company's  Common Stock,  as of the Record Date, by each person known by the
Company  to be the  beneficial  owner of more than five  percent  of the  Common
Stock,  each director,  each  executive  officer as defined in Item 402(a)(3) of
Regulation  S-K and by all directors and executive  officers of the Company as a group. Unless otherwise  indicated,  the address for five percent  stockholders, directors and executive officers of the Company is 224 East Douglas,  Suite 700,
Wichita, Kansas 67202-3414.

                                               Shares
Name and Address of Beneficial Owner      Beneficially Held      Percentage of Class
------------------------------------      -----------------      -------------------
Jamie B. Coulter                            4,995,393(1)               [ ]
John D. White                               1,148,025(2)               [ ]
Gerald T. Aaron                               612,707(3)               [ ]
Deidra Lincoln                                151,861(4)                *
Tomlinson D. O'Connell                         80,876(5)                *
Fred B. Chaney                                 69,601(6)                *
William B. Greene, Jr.                         17,001(7)                *
Clark R. Mandigo                               79,601(8)                *
Dimensional Fund Advisors Inc.              2,006,900(9)               [ ]

                                      -5-

Chilton Investments Company, Inc.           1,800,900(10)              [ ]
Pioneer Investment Management, Inc.         1,309,700(11)              [ ]
All directors and executive officers as
a group (11) persons (1-8)                  7,329,645(12)              [ ]
* Less than 1%

(1)      Includes presently  exercisable options to purchase 2,600,000 shares of
         Common Stock.

(2)      Includes presently  exercisable options to purchase 1,000,000 shares of
         Common Stock.

(3)      Includes  presently  exercisable  options to purchase 575,000 shares of
         Common Stock.

(4)      Includes  presently  exercisable  options to purchase 146,861 shares of
         Common Stock.

(5)      Includes  presently  exercisable  options to purchase  79,876 shares of
         Common Stock

(6)      Includes  presently  exercisable  options to purchase  65,601 shares of
         Common Stock.

(7)      Includes  presently  exercisable  options to purchase  15,601 shares of
         Common Stock.

(8)      Includes  presently  exercisable  options to purchase  49,601 shares of
         Common Stock.

(9)      Based on a  Schedule  13G filed in  February,  2001,  Dimensional  Fund
         Advisors  Inc.  beneficially  holds  2,006,900  shares of the Company's
         Common  Stock.  The address of  Dimensional  Fund Advisors Inc. is 1299
         Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(10)     Based on a  Schedule  13G filed in  January  2001,  Chilton  Investment
         Company,  Inc.  beneficially  holds  1,800,900  shares of the Company's
         Common Stock.  The address of Chilton  Investment  Company,  Inc. is 65
         Locust Avenue, New Canaan, CT 06840.

(11)     Based on a  Schedule  13G filed in  January  2001,  Pioneer  Investment
         Management,  Inc.  beneficially holds 1,309,700 shares of the Company's
         Common Stock. The address of Pioneer Investment Management,  Inc. is 60
         State Street, Boston, MA 02109.

(12)     Includes presently  exercisable options to purchase 4,663,305 shares of
         Common Stock, which includes presently  exercisable options to purchase
         129,765 shares of Common Stock held by executive officers,  who are not specifically identified in the Security Ownership Table above.

                                      -6-

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

            Article Fifth,  Paragraph A of the Certificate of  Incorporation  of
the  Company,  and  Article  Two,  Section  2.2 of its  By-Laws  provide for the organization  of the  Board of  Directors  into  three  classes.  The  number of
Directors  is  established  by  the  By-Laws  pursuant  to  Board  of  Directors authorization.  Currently,  the  Board  of  Directors  is  composed  of five (5)
Directors.  At the Company's 2000 Annual Meeting of Stockholders,  the Company's
stockholders approved a proposal to amend the Company's Bylaws to require that a majority of the Board of Directors be comprised of  "Independent  Directors"  as defined in the  proposal  and the Company  has amended its By-Laws to  implement this  proposal.  In  addition,  the Board of  Directors  has formed a Nominating
Committee,   consisting  of   independent   Directors   which  is  charged  with
recommending  candidates  to stand  for  election  to the  Board.  The  Board of
Directors'  nominee for Director,  Jamie B. Coulter,  is currently a Director of the Company,  and was appointed to the Board of Directors in January,  1992. All
Directors  are chosen for a full  three-year  term to succeed  those whose terms expire. It is therefore  proposed that Mr. Coulter be elected to serve until the
Annual  Meeting of  Stockholders  to be held in 2004 and until his  successor is elected and shall have qualified.

            Pursuant to the Company's By-Laws,  the Company has been notified by
Guy Adams that he intends to stand for  election at the  Meeting.  Mr. Adams has filed proxy materials  indicating that he will solicit the vote of the Company's stockholders for his election to the Board of Directors.

            Additionally,  on April 20, 2001, the Company commenced an action in the United States  District  Court for the District of Kansas  against Mr. Adams and other unnamed defendants  alleging  violations of Section 14(a) and 10(b) of the Securities  Exchange Act of 1934.  The Complaint  alleges that Mr. Adams and others are  conducting an unlawful  proxy  solicitation  by, among other things, failing to disclose the  "participants"  who are  providing  financial and other support  for Mr.  Adams'  efforts,  by making  false and  materially  misleading statements  regarding the Company and its independent  directors,  and by making false and materially  misleading statements regarding alleged "support" garnered by Mr.  Adams.  The  Company is in the  process of  requesting  discovery  on an expedited  basis and is planning to move at an early  opportunity for injunctive relief.

            THE BOARD OF DIRECTORS  URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO
YOU BY GUY ADAMS.  IF YOU HAVE ALREADY  DONE SO, YOU MAY REVOKE YOUR  PREVIOUSLY
SIGNED PROXY BY SUBMITTING A LATER DATED WHITE PROXY.

            Unless otherwise  specified,  all of the WHITE Proxies received will be voted in favor of the election of Jamie B. Coulter, the nominee. The Director shall be elected by a plurality of the votes cast, in person or by proxy, at the
Meeting.  Abstentions  from  voting  and broker  non-votes  on the  election  of directors  will have no effect since they will not  represent  votes cast at the
Meeting  for the  purpose  of  electing  a  Director.  The term of the  Board of
Directors' nominee expires at the Meeting and when his successor is duly elected and shall have qualified.  Management has no reason to believe that the Board of
Directors'  nominee  will be  unable or  unwilling  to serve as a  director,  if elected.  Should the nominee not remain a candidate  for election at the date of the Meeting, the WHITE Proxies may be voted for a substitute nominee selected by the Board of Directors.

            The  following  table sets forth the ages and terms of office of the
Directors of the Company:
                                                         Term of Office as
         Name                            Age             Director Expires
         ----                            ---             ----------------

Jamie B. Coulter                         60                   2001
John D. White                            53                   2003
*Fred B. Chaney                          64                   2002
*William B. Greene , Jr.                 63                   2002
*Clark R. Mandigo                        57                   2003
-------------------
* Independent Director

            Jamie B. Coulter has served as Chairman and Chief Executive  Officer of the Company  since  January  1992 and served as President of the Company from
January,  1992 to June, 1995. Mr. Coulter received the Nation's  Restaurant News
Golden Chain Award in

                                      -7-

1995 and its Hot Concept Award in 1997.  Mr. Coulter was inducted into the Pizza
Hall  of  Fame  in  1993,   received  INC.   Magazine's  Midwest  Region  Master
Entrepreneur of the Year in 1993, and was Restaurants & Institutions  CEO of the
Year in 1996.

            Mr.  Coulter  currently  serves as a  director  of the  Federal  Law
Enforcement Foundation and Empower America. Mr. Coulter has previously served as
Chairman of the Board of Directors of the Young  Presidents'  Organization.  Mr.
Coulter  received a BS degree in Business from Wichita State  University in 1963 and was a graduate of the Stanford University Executive Program in 1990.

            John D. White is Executive Vice President,  Treasurer and a Director
of the Company,  and was the Chief Financial Officer from 1992 to 1999. Prior to joining the Company,  Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a partner with Arthur
Young & Company and taught management development and computer auditing seminars in their National  Training  Program.  Mr. White earned a BBA in accounting from
Wichita  State  University  in 1970 and is a graduate of the Stanford  Executive
Program.

            Fred B. Chaney, Ph.D., has been a director of the Company since May,
1995.  Dr.  Chaney was  President  and Chief  Executive  Officer of TEC's parent company,  Vedax  Sciences  Corporation,  until  March,  1998  when he  sold  his interest.  Dr.  Chaney  through  the TEC  organization  had  formed a network of various  management  organizations  in several  countries,  including the United
States where  approximately  4,000  presidents of companies  meet on a quarterly basis.  Dr.  Chaney's  early  business  career was with the Boeing  Company  and
Rockwell,  where he  implemented  management  systems and  quality  motivational programs.  In 1968 he  co-authored  the book Human Factors in Quality  Assurance with Dr. D. H.  Harris.  Dr.  Chaney  has  authored  numerous  publications  and professional  papers and has taught  management  classes for the  University  of
Southern California. Dr. Chaney previously served as a Director of Rusty Pelican
Seafood, Inc.

            William B.  Greene,  Jr. has been a member of the Board of Directors since August 1999. At the age of 26, Mr. Greene was the youngest bank  President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee,  United Tennessee Bancshares  Corporation.  He also served as a director of the Northwestern  Financial Corporation that spearheaded the first major banking consolidation in America with the merger of Northwestern
Bank and First Union Bank now referred to as the First Union  Corporation,  soon to become Wachovia.  Mr. Greene is Chairman of the Wake Forest  University Board
of Trustees and Chairman of the Wake Forest University Trustee Investment Policy
Committee   for  the  last  eight  years,   which   oversees  the   University's
billion-dollar endowment. Mr. Green is also a member of the Board of Trustees of
Milligan  College where he recently  received his Honorary  Doctor of Economics.
Mr. Greene was a member of the Young Presidents' Organization for eighteen years and  in  1998  served  as  International  President  of  the  World  Presidents'
Organization,  the  graduate  school of YPO.  Mr.  Greene is a graduate  of Wake
Forest University with a B.S. Degree in Philosophy,  Psychology and History. Mr.
Greene did post  graduate  work at Wake Forest  University,  the  University  of
Illinois,  and Harvard  University.  He is a graduate of the Bank  Marketing and
Public  Relations  School at  Northwestern  University,  and a  graduate  of the
Stonier  Graduate  School of  Banking  at Rutgers  University.  Mr.  Greene is a
Director of the JDN Corporation,  a Real Estate Investment Trust on the New York
stock exchange where he is Chairman of the Compensation Committee.

            Clark R.  Mandigo  has been a Director  of the  Company  since March
1992. Mr. Mandigo has been a Papa John's Pizza  franchisee since 1995. From 1986 to 1991, he was  President,  Chief  Executive  Officer and Director of Intelogic
Trace,  Inc., a corporation  engaged in the sale,  lease and support of computer and communications systems and equipment.  From 1985 to 1997, Mr. Mandigo served on the Board of Directors of Physician  Corporation of America, a managed health care company and from 1993 to 1997,  Mr.  Mandigo  served on the Board of Palmer
Wireless,  Inc., a cellular  telephone  system operator.  Mr. Mandigo  currently serves on the Board of Directors of Horizon Organic Holdings  Corporation and as
a Trustee of Accolade Funds.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF  DIRECTORS  RECOMMENDS A VOTE FOR THE ELECTION OF JAMIE
B. COULTER.

BOARD COMMITTEES AND DIRECTOR MEETINGS

            For the fiscal year ended  December  26,  2000,  there were four (4)
meetings of the Board of Directors.  From time to time, the members of the Board of Directors  acted by  unanimous  written  consent  pursuant to the laws of the
State of Delaware.

            The  Board  of  Directors   has  created  an  Audit   Committee,   a
Compensation Committee, a Stock Option Committee and a Nominating Committee. The
Audit  Committee is composed of all of the Company's  non-management  directors.
The principal  responsibility  of the Audit  Committee is described in the Audit
Committee  Charter that was approved by the Company's  Board of Directors and is attached as Appendix A to this Proxy  Statement.  The Audit Committee is charged with  reviewing  the  Company's  annual  audit and  meeting  with the  Company's independent  auditors to review the  Company's  internal  controls and financial management practices. The Compensation Committee,  which is also composed of all of the Company's non-management directors,  recommends to the Board of Directors compensation  for the Company's key employees.  The Stock Option  Committee also consists of all of the  non-

                                      -8-

management   directors  and   administers   the  Company's  1992  Incentive  and
Non-Qualified  Stock  Option  Plan,  as amended  (the  "Plan") and awards  stock
options  thereunder.   The  Nominating  Committee  is  composed  of  independent
Directors and is charged with (i) recommending  candidates to stand for election to the Board of Directors,  and (ii) reviewing and making recommendations to the
Board of Directors with respect to the composition of the Board.  The members of
the  Audit  Committee,   Compensation  Committee,  Stock  Option  Committee  and
Nominating Committee are Messrs. Chaney, Greene and Mandigo.  During 2000, there were  three (3)  meetings  of the Audit  Committee,  three (3)  meetings  of the
Compensation  Committee,  three (3) meetings of the Stock Option  Committee  and three (3) meetings of the Nominating Committee.

OTHER EXECUTIVE OFFICERS

            Gerald T. Aaron,  60, has been  Senior Vice  President - Counsel and
Secretary of the Company since January 1994. From November 1991 to January 1994,
Mr. Aaron was employed as General  Counsel for Coulter  Enterprises,  Inc.  From
March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice.
From 1969 to 1984 Mr. Aaron was Vice President - Counsel for Pizza Hut, Inc. and
from 1984 to 1989, Mr. Aaron was President of International  Pizza Hut Franchise
Holders Association.

            Jeff Bracken,  35, has been Vice President of Operations - Lone Star
Steakhouse & Saloon since May 1999. Mr. Bracken has worked for the Company since
1996, previously as a Regional Manager.

            Deidra  Lincoln,  41, has been Vice  President of Del Frisco's since
January,  2000. Ms. Lincoln is the co-founder of Del Frisco's Double Eagle Steak
House ("Del  Frisco's"),  which was acquired by the Company in 1995. Since 1995,
Ms. Lincoln has served in various  managerial  capacities and is responsible for all of the Company's Del Frisco's operations.

            Robert  Martin,  70, has been Senior Vice  President  of Marketing -
Lone Star Steakhouse & Saloon since  February,  2000. Mr. Martin formerly served as a Director for Applebee's  Neighborhood  Grills from 1989 to 1999. Mr. Martin also served Applebee's  Neighborhood  Grills as Vice President of Marketing from
1991 to 1994, Senior Vice President of Marketing from 1994 to 1996 and Executive
Vice  President of  Marketing  from 1996 to 1999.  From 1990 to April,  1991 Mr.
Martin served as President of Kayemar Enterprises, a Kansas City, Missouri-based marketing  consulting  firm.  From 1983 to January,  1990 Mr.  Martin  served as
President,  Chief  Operating  Officer and a director of Juneau  Holding Co. From
July 1977 to June, 1981 Mr. Martin served as President of United Vintners Winery and prior to that time he was  employed  for  twenty-five  (25) years by Schlitz
Brewing Company, most recently in the position of Senior Vice President of Sales and Marketing.

            Tomlinson D. O'Connell, 32, joined the Company in 1995, and has been
Senior Vice  President of  Operations  for Lone Star  Steakhouse & Saloon,  Inc.
since December of 1999. Mr. O'Connell is currently responsible for the operation of 243 domestic Lone Star  Steakhouse & Saloon  restaurants.  Mr.  O'Connell was with the Ritz-Carlton  Hotel Company from 1992 to 1995.  During his tenure there the company was awarded the Malcolm Baldrige Award. Additionally,  Mr. O'Connell
was  selected to be a member of the opening team for the  Ritz-Carlton  Hotel in
Seoul, Korea. Mr. O'Connell graduated from the University of Nevada at Las Vegas in 1992 with a Bachelor of Science degree in Hotel Administration.

            Randall  H.  Pierce,  61, has been  Chief  Financial  Officer of the
Company since  February,  2000.  Mr. Pierce is a CPA and was a former partner of
Ernst & Young, LLP from 1974 to 1997. During Mr. Pierce's tenure in the Wichita,
Kansas office with Ernst & Young,  LLP, Mr. Pierce served as an audit engagement partner from 1974 to 1997 and Office  Managing  Partner  from 1996 to 1997.  Mr.
Pierce served as Office  Director of  Accounting  and Auditing from 1974 through
1997.  Mr.  Pierce's  duties  included  serving  clients  in both the public and private sectors in matters related to accounting,  auditing and business matters as well as  providing  technical  advice and  consultation  to other  accounting professionals in the office. From 1997 through January,  2000, Mr. Pierce served as a financial  and business  consultant  focusing on advising  and  negotiating merger and  acquisition  transactions,  sale and  disposition  transactions  and general business strategies.

                             EXECUTIVE COMPENSATION

            The following table sets forth, for the fiscal years indicated,  all compensation  awarded  to,  earned  by or paid to the  chief  executive  officer
("CEO") and the four most highly  compensated  executive officers of the Company
(collectively  with the CEO the "Named  Executive  Officers") other than the CEO whose salary and bonus  exceeded  $100,000 with respect to the fiscal year ended
December 26, 2000.

                                      -9-

SUMMARY COMPENSATION TABLE

                                       Annual Compensation                                    Long Term Compensation

                                                                                               Number of Securities
                                                                                Other Annual      Underlying Options     All Other
Name and Principal Position            Year      Salary       Bonus($)        Compensation (1)      (# of Shares)     Compensation
---------------------------            ----      ------       --------        ----------------      -------------     ------------

Jamie B. Coulter                       2000     $750,000    $226,642(2)          $72,265                 -                     -
Chairman of the Board and              1999     $300,000         -               $ 7,219                 -                     -
Chief Executive Officer                1998     $300,000         -                   -                   -                     -

John D. White                          2000     $600,000     $181,500(2)         $57,842                 -                     -
Executive Vice President               1999     $283,000         -               $ 6,681                 -                     -
Chief Financial Officer and            1998     $283,000         -                   -                   -                     -
Treasurer

Gerald T. Aaron                        2000     $250,000      $76,500(2)         $24,039                 -                     -
Senior Vice President                  1999     $228,000         -               $ 3,946                 -                     -
Counsel & Secretary                    1998     $228,000                             -                   -                     -

Deidra Lincoln                         2000     $260,000      $78,004(2)         $25,000                 -                     -
Vice President of Del Frisco's         1999     $240,000      $64,000(3)          $ 5,548            117,672                  -
                                       1998     $235,000                             -                   -                     -

Tomlinson D. O'Connell                 2000     $200,000      $53,753(2)         $23,106                 -                     -
Senior Vice President of Operations    1999     $139,773      $45,000(3)          $ 3,381             81,479                   -
                                       1998     $ 92,069          -                   -                  -                     -

-------------------

(1)      Represents for 2000 and 1999 fifty percent  matching  contributions  by the Company pursuant to the Company's Deferred Compensation Plan, which became  effective  October 7,  1999.  As to Named  Executive  Officers,
         perquisites  and  other  personal  benefits,   securities  or  property
         received by each Named  Executive  Officer did not exceed the lesser of
         $50,000  or 10% of such Named  Executive  Officer's  annual  salary and bonus.
(2)      Such bonus was paid in 2001 for services performed in 2000.
(3)      Such bonus was paid in 2000 for services performed in 1999.

OPTION GRANTS

            No options  were granted to the CEO or any Named  Executive  Officer for  services  rendered  during the fiscal  year ended  December  26,  2000.  As previously reported in the Company's Proxy Statement for its 2000 Annual Meeting
of  Stockholders,  the  Company  granted  stock  options to Deidra  Lincoln  and
Tomlinson D. O'Connell in 2000 for services rendered in 1999.

FISCAL YEAR END OPTION VALUES

No options  were  exercised  by the CEO and the other Named  Executive  Officers during the fiscal year ended December 26, 2000.  The following  table sets forth certain information  concerning unexercised options held as of December 26, 2000 by the CEO and the other Named  Executive  Officers.  At December 26, 2000,  the
closing price of the Company's  Common Stock, as reported by the Nasdaq National
Market, was $8.125.

                          FISCAL YEAR-END OPTION VALUES

                              Number of Securities                             Value of Unexercised
                             Underlying Unexercised                           In-the-Money Options at
                          Options at December 26, 2000                         December 26, 2000 ($)
                          ----------------------------                         ---------------------

Name                  Exercisable              Unexercisable            Exercisable            Unexercisable
----                  -----------              ------------             -----------            ------------

Jamie B. Coulter          2,600,000                 -0-                     -0-                     -0-

John D. White             1,000,000                 -0-                     -0-                     -0-

Gerald T. Aaron             575,000                 -0-                     -0-                     -0-

Deidra Lincoln               99,303               158,447                   -0-                     -0-

                                      -10-

Tomlinson D. O'Connell       31,176               170,067                   -0-                     -0-

DIRECTORS COMPENSATION

            Directors who are not employees of the Company receive an annual fee of $5,000 and a fee of $1,250 for each Board of Directors  meeting  attended and are reimbursed for their expenses.  Employees who are Directors are not entitled to any compensation for their service as a Director.  Non-employee Directors are also entitled to receive  grants of options under the Company's  1992  Directors
Stock  Option  Plan the  ("Director's  Plan").  Upon  election  to the  Board of
Directors,  each director who is not an executive  officer is granted a one-time stock  option to acquire  40,000  shares of Common  Stock and receives an annual grant of 6,800 shares one day after the end of the  Company's  fiscal year.  The exercise  price for such shares is equal to the closing sale price of the Common
Stock as reported on the Nasdaq National Market on the date of grant. Currently, options  to  purchase  an  aggregate  of  262,400  shares  of  Common  Stock are outstanding  under the Directors Plan at exercise prices ranging from $6.688 per share to $18.81 per share. On December 29, 1999, the Company's outside Directors were automatically  granted options to purchase an aggregate of 20,400 shares of
Common Stock under the Directors Plan at an exercise price of $9.375 per share.

EMPLOYMENT AGREEMENTS

            The Company has entered into separate  employment  agreements,  with each of Messrs. White, Aaron, Bracken, Martin, O'Connell and Pierce, dated as of
March 22, 2000,  providing for the  employment of such  individuals as Executive
Vice President,  Senior Vice President - Counsel,  Vice President of Operations,
Senior Vice President of Marketing,  Senior Vice  President of  Operations,  and
Chief Financial Officer,  respectively.  Each employment agreement provides that the officer  shall  devote  substantially  all of his  professional  time to the business of the Company. The Employment  Agreements provide base salaries in the amount of  $600,000,  $228,000,  $175,000,  $180,000,  $200,000,  and  $200,000,
respectively,  for Messrs. White, Aaron, Bracken, Martin, O'Connell, and Pierce,
subject to increases as determined by the Board of Directors. Ms. Lincoln's base salary is  $260,000.  In  addition,  Mr.  Martin  received  a  signing  bonus of
$250,000,  which was paid to Mr.  Martin on  January  3,  2000.  Each  agreement terminates  in March,  2003,  but the  Company has the option to extend the term
annually   for   additional   one  year   periods.   Each   agreement   contains
non-competition, confidentiality and non-solicitation provisions which apply for twenty-four months after cessation of employment.

            Mr. Coulter has also entered into a non-competition, confidentiality and  non-solicitation  agreement with the Company.  (See  "Compensation of Chief
Executive Officer" for information relative to Mr. Coulter's salary).

SEVERANCE AGREEMENTS

            The Company has entered into a Change of Control Contract with Jamie
B.  Coulter,  dated as of January 3, 2001 that  provides for  severance  pay and incidental  benefits  if there is a change in control of the Company (as defined in the Change of Control  Contract).  The payment is a lump sum payment equal to
2.99 times one year's  annual  compensation.  The  agreement  also  provides Mr.
Coulter with the right to replace all stock options  whether  vested or not with fully  vested  stock  options  (all of Mr.  Coulter's  stock  options  are fully vested),  or alternatively  the right to receive a cash payment for surrendering the options  equal to the  difference  between the full  exercise  price of each option  surrendered  and the greater of the price per share paid by the acquirer in the change of control transaction or the market price of the Company's Common
Stock  on the  date  of  the  change  of  control.  The  benefits  also  include transferring  ownership of any Company automobile which is primarily used by Mr.
Coulter  and life and  medical  insurance  coverage  for up to two years or such longer period if previously agreed to. Finally,  the agreement  provides that if any excise  taxes are  imposed on Mr.  Coulter by Section  4999 of the  Internal
Revenue Code of 1986, as amended (the "Code"),  the Company will make him whole.
The  Company has also  entered  into Change of Control  Contracts  with  Messrs.
White, Aaron, Bracken,  O'Connell,  Pierce and Ms. Lincoln. Unlike Mr. Coulter's
Change of Control  Contract,  severance  payments and  benefits  (other than the stock option  benefit)  require a second event to occur within 730 days from the change of control before  severance  payments are due. The second event includes any of the following,  involuntary  termination  (other than for cause, death or disability),  relocation  or a diminution  in the  responsibility,  authority or compensation of the executive  officer.  If there is a change of control and any such second event occurs, Messrs. White, Aaron, Bracken,  O'Connell,  Pierce and
Ms. Lincoln have the right to receive  benefits  substantially  similar to those described above.

JOINT REPORT BY THE COMPENSATION COMMITTEE AND THE
STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

                                      -11-

GENERAL

            The Compensation  Committee  determines the cash and other incentive compensation (with the exception of stock options which are granted by the Stock
Option  Committee),  if any, to be paid to the Company's  executive officers and key employees. Messrs. Chaney, Greene and Mandigo, non-employee directors of the
Company,  serve as members of the  Compensation  Committee  and the Stock Option
Committee and are  "disinterested  directors"  (within the meaning of Rule 16b-3 under the  Securities  Exchange Act of 1934, as amended).  Mr. Mandigo serves as
Chairman of the Compensation Committee and of the Stock Option Committee. During
fiscal 2000,  there were three (3) meetings of the  Compensation  Committee  and three (3) meetings of the Stock Option Committee.

COMPENSATION PHILOSOPHY

            The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's  performance goals, to provide  competitive  levels of compensation,  to recognize and reward individual  initiative,  achievement  and length of service to the  Company,  to assist the Company in retaining and attracting  the best  qualified  management, and to enhance long term stockholder value. To meet the competitive pressures of retaining and attracting the best qualified management personnel, the Company is offering  compensation  and  benefits  that  place it among  the top half of its industry, including 401(k) and deferred compensation plans adopted in the fourth quarter of 1999. The Compensation  Committee  strongly believes that the caliber of the management personnel makes a significant difference in the Company's long term success, as a result it is the philosophy of the Compensation  Committee in tandem with the Stock Option  Committee to provide officers with the opportunity to realize potentially  significant  financial gains through the grants of stock options. The Compensation  Committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders'
interest in the  enhancement  of  stockholder  value.  However,  the decision to ultimately  grant stock  options is based  primarily  on the  criteria set forth under "Stock Option Plan" below.

            Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"),  prohibits  a publicly  held  corporation,  such as the  Company,  from claiming a deduction on its federal income tax return for compensation in excess of $1 million  paid for a given fiscal year to the chief  executive  officer (or person acting in that  capacity) at the close of the  corporation's  fiscal year and the four most highly compensated officers of the corporation, other than the chief executive  officer,  at the end of the  corporation's  fiscal year. The $1 million compensation  deduction limitation does not apply to  "performance-based compensation,"  or any  contributions  by the Company  pursuant to the Company's
Deferred  Compensation Plan (the "Deferred Plan"). The Company believes that any compensation  received by executive  officers in connection with the exercise of options  granted under the Plan qualifies as  "performance-based  compensation."
The Company has not  established a policy with respect to Section  162(m) of the
Code because  historically the Company has not paid compensation in excess of $1 million per annum to any employee.

SALARIES

            Base salaries for the Company's  executive  officers are  determined initially  by  evaluating  the  responsibilities  of the  position  held and the experience of the  individual,  food service and management  experience,  and by reference to the  competitive  marketplace  for management  talent,  including a comparison of base salaries for comparable  positions at other  companies  (base salaries  are  targeted  to be  competitive  in the top  half of the  industry).
Positioning  executive  officers' base salaries at these levels is necessary for attracting,  retaining  and  motivating  executive  officers  with the essential qualifications for managing the Company.  The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the chain  restaurant  industry as well as a broader  cross-section of companies
from  many  industries.   Annual  salary   adjustments  are  determined  by  (i)
considering  various factors,  tangible and intangible  achieved by the Company;
(ii)  the  overall  performance  of  the  executive;  (iii)  the  length  of the executive's  service to the  Company;  and (iv) any  increased  responsibilities assumed by the executive. There are no restrictions on salary adjustments of the
Company. The Company has employment agreements with its executive officers other than Mr. Coulter,  which set the base salaries for such individuals.  These base salaries are based on and are reviewed  annually in accordance  with the factors described in this  paragraph  and the terms of the  employment  agreements.  See
"Executive Compensation - Employment Agreements."

ANNUAL BONUSES

            The Company evaluates the performance of its executives on an annual basis.  Messrs.  White,  Aaron,  O'Connell and Ms. Lincoln  received  bonuses of
$181,500, $76,500, $53,753 and $78,004,  respectively for fiscal

                                      -12-

2000.  These  bonuses were based,  first,  upon the Company's  performance  and, second, upon the level of personal achievement by participants.  The Company may in the future adopt an executive bonus plan.

DEFERRED COMPENSATION PLAN

            The Deferred Plan is a  non-qualified  deferred  compensation  plan.
Deferred Plan  participants  elect the percentage of pay they wish to defer into their  Deferred Plan account.  They also elect the  percentage of their deferral account to be allocated  among  various  investment  options.  The Deferred Plan permits  highly  compensated  employees or any employee at the level of District
Manager or higher to defer a portion of their annual  compensation into unfunded accounts with the Company.  Participants  in the Deferred Plan are  considered a select group of management  and highly  compensated  employees  according to the
Department of Labor. A  participant's  account balance will be paid in cash upon death, termination of employment,  change in control of the Company,  disability
or  retirement.   The  Company's  contribution  vests  annually  in  four  equal installments  commencing in the second year of employment with the Company.  All executive  officers who  participate  in the Deferred Plan have been employed by the Company for more than four (4) years.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

            Mr.  Coulter's base salary in 2000 was $750,000.  Mr. Coulter's base salary is based upon the factors  described in the "Salaries"  paragraph  above.
Mr.  Coulter's  salary has been  increased to be more  comparable  to the higher range of  salaries of chief  executive  officers of  companies  of similar  size reviewed  by the  Company.  Mr.  Coulter  was  awarded a bonus of  $226,642  for services performed in fiscal 2000. Mr. Coulter's bonus is based upon the factors described in the "Annual Bonuses" paragraph above.

STOCK OPTION PLAN

            It is  the  philosophy  of  the  Stock  Option  Committee  to  tie a significant  portion of an executive's  total  opportunity for financial gain to increases in stockholder  value,  thereby aligning the long-term interest of the stockholders  with the executives and to retain such key employee.  All salaried employees,  including executives and part-time employees, of the Company and its subsidiaries,  are  eligible for grants of stock  options  pursuant to the Plan.
Except for  options  granted  to Ms.  Lincoln  and Mr.  O'Connell  for  services rendered  in 1999,  the  Company  did not grant any stock  options to any of the
Named  Executive  Officers  for the fiscal year ended  December  26, 2000 but as described  below under "Report on Repricing of Options"  repriced  stock options held by such individuals.

            This  report  is  submitted  by  the  members  of  the  Compensation
Committee and the Stock Option Committee Fred B. Chaney,  William B. Greene, Jr.
and Clark R. Mandigo.

REPORT ON THE REPRICING OF OPTIONS / SARS

            In  response  to,  among other  things,  aggressive  recruiting  and solicitation  efforts,  effective January 7, 2000, the Stock Option Committee of the Board of  Directors  reduced the  exercise  price of all  outstanding  stock options of current employees,  which had an exercise price in excess of $8.46875 to $8.46875 per share, which was the closing price of the Company's Common Stock as reported by the Nasdaq National  Market on such date. The reduction  affected options held by all  employees of the Company then holding  options in excess of
$8.46875 per share, including options held by Messrs.  Coulter, White, Aaron and
Ms. Lincoln. The total number of options held by Messrs.  Coulter,  White, Aaron and Ms. Lincoln that were repriced were 2,600,000, 1,000,000, 575,000 and 42,750 respectively, all at an exercise price of $18.25 per share.

            The Stock Option  Committee  believes that the reduction in exercise price is consistent  with the Company's  compensation  philosophy,  by utilizing stock options to attract and retain qualified  employees with the same long-term interests as the Company's  stockholders.  The Stock Option  Committee  believed that  without  the  reduction  in  exercise  price  the  Company  would  lose  a significant number of key management personnel and restaurant general managers.

            On December 21, 2000,  the Company  received a stockholder  proposal from  the  Amalgamated  Bank of New  York,  Long  View  MidCap  400  Index  Fund
("Amalgamated")  to be  included  in  this  Proxy  Statement  (the  "Amalgamated
Proposal").  The  Amalgamated  Proposal,  sought  stockholder  approval  for  an amendment to the Company's  By-Laws  prohibiting  the (i) repricing of any stock options  already  issued and  outstanding to a lower  exercise  price,  and (ii)
issuance  of  replacement  options  that would  allow  eligible  individuals  to purchase stock at a

                                      -13-

lower  price  than the  exercise  price of  previously  issued  and  outstanding options, without obtaining the prior approval of stockholders.

            As  a  result  of  discussions  with   Amalgamated   concerning  the
Amalgamated Proposal and after a detailed evaluation of the matter, the Board of
Directors  on  April  30,  2001  has  unanimously  adopted  and  approved  Board resolutions  which  prohibit  the (i)  repricing  of any stock  options  held by officers and Directors, and (ii) issuance of any replacement options to officers and Directors,  unless the option repricing or replacement  options are approved by the stockholders of the Company.  These  restrictions on option repricing and replacement  options  apply to any  options  granted or to be granted  under any current or future stock  option plan of the  Company,  and may not be amended or terminated  without  stockholder  approval.  As a result of the adoption of this policy, the Amalgamated Proposal has been withdrawn.

            This  report  is  submitted  by  the  members  of  the  Compensation
Committee and the Stock Option Committee Fred B. Chaney,  William B. Greene, Jr.
and Clark R. Mandigo.

            The following  provides  information on the change in exercise price of stock options held by current and former executives of the Company within the past ten years.

                                                                                                                        Length of
                                                                                                                     original option
                                            Number of          Market price of                                       term remaining
                                            securities        stock at time of  Exercise price at                      at date of
                          Date of       underlying options      repricing or    time of repricing   New exercise     repricing or
                          Date of      repriced or amended        amendment        or amendment        price           amendment
       Name              repricing             (#)                   ($)               ($)              ($)             (years)
     -------             ---------     -------------------    ----------------  -----------------   ------------  -----------------

Jamie B. Coulter........  1/7/00                300,000             8.46875         18.25             8.46875               3
                          1/7/00                400,000             8.46875         18.25             8.46875               4
                          1/7/00                500,000             8.46875         18.25             8.46875               5
                          1/7/00                200,000             8.46875         18.25             8.46875               6
                          1/7/00              1,200,000             8.46875         18.25             8.46875               7
John D. White...........  1/7/00                 75,000             8.46875         18.25             8.46875               3
                          1/7/00                100,000             8.46875         18.25             8.46875               4
                          1/7/00                125,000             8.46875         18.25             8.46875               5
                          1/7/00                100,000             8.46875         18.25             8.46875               6
                          1/7/00                600,000             8.46875         18.25             8.46875               7
Gerald T. Aaron.........  1/7/00                100,000             8.46875         18.25             8.46875               4
                          1/7/00                100,000             8.46875         18.25             8.46875               5
                          1/7/00                 75,000             8.46875         18.25             8.46875               6
                          1/7/00                300,000             8.46875         18.25             8.46875               7
Deidra Lincoln..........  1/7/00                 42,750             8.46875         18.25             8.46875               5
Jeff Bracken............  1/7/00                 45,000             8.46875         18.25             8.46875               7
                          1/7/00                 11,429             8.46875         18.25             8.46875               7

                                      -14-

                                                                                                                        Length of
                                                                                                                     original option
                                            Number of          Market price of                                       term remaining
                                            securities        stock at time of  Exercise price at                      at date of
                          Date of       underlying options      repricing or    time of repricing   New exercise     repricing or
                          Date of      repriced or amended        amendment        or amendment        price           amendment
       Name              repricing             (#)                   ($)               ($)              ($)             (years)
     -------             ---------     -------------------    ----------------  -----------------   ------------  -----------------

Jamie B. Coulter          4/25/97               300,000              18.25          20.75              18.25                6
                          4/25/97               400,000              18.25          22.00              18.25                7
                          4/25/97               500,000              18.25          19.00              18.25                8
                          4/25/97               200,000              18.25          32.625             18.25                9
                          4/25/97             1,200,000              18.25          28.375             18.25               10
John D. White             4/25/97                75,000              18.25          20.75              18.25                6
                          4/25/97               100,000              18.25          22.00              18.25                7
                          4/25/97               125,000              18.25          19.00              18.25                8
                          4/25/97               100,000              18.25          32.625             18.25                9
                          4/25/97               600,000              18.25          28.375             18.25               10
Gerald T. Aaron           4/25/97               100,000              18.25          22.00              18.25                7
                          4/25/97               100,000              18.25          19.00              18.25                8
                          4/25/97                75,000              18.25          32.625             18.25                9
                          4/25/97               300,000              18.25          28.375             18.25               10
Michael J. Archer *       4/25/97               171,000              18.25          31.00              18.25                8
                          4/25/97                75,000              18.25          32.625             18.25                9
                          4/25/97               400,000              18.25          28.375             18.25               10
Dennis L. Thompson **     4/25/97                75,000              18.25          20.75              18.25                6
                          4/25/97               100,000              18.25          22.00              18.25                7
                          4/25/97               100,000              18.25          19.00              18.25                8
                          4/25/97               100,000              18.25          32.625             18.25                9
                          4/25/97               133,333              18.25          28.375             18.25               10

* Such  individual  is no longer  employed  by the  Company and all of the stock options held by such individual expired before they were exercised.

** Such  individual is no longer  employed by the Company and none of such stock options have been exercised.

COMPENSATION COMMITTEE INTERLOCKS

            The Compensation  Committee consists of Messrs.  Chaney,  Greene and
Mandigo.  None of such Directors was a party to any transaction with the Company which requires disclosure under Item 402(j) of Regulation S-K.

                                      -15-

COMMON STOCK PERFORMANCE

            The  following  graph  compares  the total  return on the  Company's
Common Stock from December 27, 1995, to December 26, 2000,  the total returns of the  Standard & Poor's  Mid-Cap 400 Index and the  Standard & Poor's  Restaurant
Industry Index (the "Peer Group").

                COMPARISON OF TOTAL RETURN FROM DECEMBER 27, 1995
         TO DECEMBER 26, 2000 AMONG LONE STAR STEAKHOUSE & SALOON, INC.

           THE STANDARD & POOR'S MID-CAP 400 INDEX AND THE PEER GROUP

                                 INDEXED RETURNS
                                Base Years Ending

Company/Index                          Period      Dec96        Dec97           29-Dec-98           28-Dec-99            26-Dec-00
-------------                          ------      -----        -----           ---------           ---------            ---------

Lone Star Steakhouse Saloon             100          69.71      45.60              20.52                23.29                22.08

S&P Midcap 400 Index                    100         114.20     157.65             204.77               242.38               277.49

Restaurants-500                         100          98.80     106.09             166.26               169.38               151.85

            Assumes $100 invested on December 27, 1995 in the  Company's  Common
Stock,  the  Standard  &  Poor's  Mid-Cap  400  Index  and the Peer  Group.  The
calculations in the table were made on a dividends reinvested basis.

            There  can  be  no  assurance   that  the  Company's   Common  Stock
performance  will continue with the same or similar trends depicted in the above graph.

                                   PROPOSAL II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            The  Board of  Directors  has  appointed  Ernst & Young,  LLP as the
Company's  independent  auditors  for the fiscal year ending  December 25, 2001.
Although the selection of  independent  auditors does not require  ratification, the Board of Directors has directed that the  appointment of Ernst & Young,  LLP be submitted to stockholders  for  ratification due to the significance of their appointment to the Company.  If  stockholders  do not ratify the  appointment of
Ernst & Young, LLP as the Company's independent auditors, the Board of Directors
will  consider  the  appointment  of  other  certified  public  accountants.   A
representative  of Ernst & Young, LLP will be present at the Meeting and will be available to respond to appropriate  questions.  The approval of the proposal to ratify the appointment of Ernst & Young,  LLP requires the affirmative vote of a majority of the votes cast by all stockholders  represented and entitled to vote thereon.

            Fees billed to the Company by Ernst & Young,  LLP during fiscal 2000 were as follows:

AUDIT FEES:

            Audit fees and its related services billed to the Company by Ernst &
Young,  LLP during the  Company's  2000 fiscal year for review of the  Company's annual  financial  statements  and those  financial  statements  included in the
Company's quarterly reports on Form 10-Q totaled approximately $168,000.

            FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

            The Company did not engage Ernst & Young,  LLP to provide  advice to the Company regarding  financial  information  systems design and implementation during the fiscal year ended December 26, 2000.

                                      -16-

            ALL OTHER FEES:

            Fees  billed  to the  Company  by  Ernst &  Young,  LLP  during  the
Company's  2000 fiscal  year for all other  non-audit  services  rendered to the
Company, primarily tax related services totaled approximately $273,000.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF  DIRECTORS  OF THE COMPANY  RECOMMENDS A VOTE "FOR" THE
RATIFICATION  OF THE  APPOINTMENT  OF  ERNST  &  YOUNG,  LLP  AS  THE  COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 25, 2001.

                                  PROPOSAL III
                              STOCKHOLDER PROPOSAL

                            MAXIMIZE VALUE RESOLUTION

            William Steiner,  an individual  residing at 4 Radcliff Drive, Great
Neck,  New York 11024,  beneficial  owner of 1550 shares of Common  Stock of the
Company  has  notified  the  Company  that he intends to present  the  following proposal at the Meeting:

            Resolved  that the  stockholders  of Lone Star  Steakhouse & Saloon,
Inc. urge the Lone Star Steakhouse & Saloon,  Inc. Board of Directors to arrange for the  prompt  sale of Lone Star  Steakhouse  & Saloon,  Inc.  to the  highest bidder.

            The purpose of the  Maximize  Value  Resolution  is to give all Lone
Star Steakhouse & Saloon, Inc. stockholders the opportunity to send a message to the Lone Star Steakhouse & Saloon,  Inc. Board that they support the prompt sale of Lone Star Steakhouse & Saloon,  Inc. to the highest  bidder.  A strong and or majority vote by the  stockholders  would indicate to the Board the  displeasure felt by the  stockholders  of the  stockholder  returns  over many years and the drastic  action that should be taken.  Even if it is approved by the majority of the Lone Star Steakhouse & Saloon,  Inc. shares represented and entitled to vote at the annual meeting,  the Maximize Value Resolution will not be binding on the
Lone Star Steakhouse & Saloon,  Inc. Board. The proponent  however believes that if this resolution receives substantial support from the stockholders, the Board may choose to carry out the request set forth in the resolution.

            The prompt auction of Lone Star Steakhouse & Saloon,  Inc. should be accomplished by any  appropriate  process the Board chooses to adopt including a sale to the highest bidder whether in cash,  stock, or a combination of both. It is expected that the Board will uphold its fiduciary duties to the utmost during the process.

            The proponent  further  believes that if the  resolution is adopted, the  management and the Board will interpret such adoption as a message from the company's  stockholder's  that  it is no  longer  acceptable  for the  Board  to continue with its current management plan and strategies.

                  I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION

RECOMMENDATION OF THE BOARD OF DIRECTORS

       BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

            For the  reasons  set forth  below,  the Board of  Directors  of the
Company  believes that the approval of the proposed  resolution  would not be in the best interest of the Company or its stockholders.

            The proponent of the proposed resolution appears to be interested in a quick,  self-vindicating  profit, rather than the long term economic health of the Company.  In fact,  the proponent of the proposed  resolution  has made it a practice to submit  similar  stockholder  proposals  to be included in the proxy statements of various companies.

            The proposed  resolution calls for the prompt sale of the Company to the highest  bidder  without  regard to the  adequacy of the  consideration  and without regard to the relative  benefits to stockholders of other  alternatives.
The implementation of the proposed resolution would be totally inconsistent with the Board of  Directors'  duty to  maximize  stockholder  value and  protect the interests of all of the Company's stockholders.

                                      -17-

            Consistent  with its fiduciary duty, the Board of Directors seeks to manage the Company's affairs in a manner it believes to be in the best interests of the Company and its  stockholders.  To this end, the Board of Directors  will carefully consider any bona fide proposal which it believes has the potential to increase  stockholder value,  including a bona fide proposal for the acquisition of the Company.  However,  the Board of Directors  believes it can only function effectively  and be in a  position  to  maximize  stockholder  value if  matters pertaining  to  strategic  planning of the  Company  (i.e.,  disposition  of the
Company) is conducted confidentially.

            Therefore,  in the future should it become  apparent to the Board of
Directors that the  disposition of the Company and/or its assets would be in the best  interest  of the  Company  and its  stockholders,  then such  plans can be developed  discreetly,  without  the fear of adverse  disruptions  of the public
market  for  the  Company's  stock  and  without   disturbing  ongoing  valuable
relationships that the Company maintains.

            The initiation of a "prompt sale" in the manner  contemplated by the proposed  resolution  would,  in the  opinion  of the  Board  of  Directors,  be inconsistent  with the  stockholders'  interests.  In the  Board  of  Directors'
opinion,  the  initiation of such action could create an atmosphere  which could have the effect of reducing the  perceived  value of the Company to a "going out of business"  level,  thus forcing the Company to negotiate  with bidders from a position of weakness.  Moreover, the uncertainty created by a publicly announced
"prompt sale" could adversely affect the Company's  existing  relationships  and reputation in the industry,  thus potentially  further lowering the value of the
Company.

            Management  welcomes input from the Company's  stockholders and will carefully  consider  meaningful  suggestions it receives to increase or maximize stockholder  value.  However,  for the  reasons  set forth  above,  the Board of
Directors unanimously urges a vote against the foregoing proposal.

            THE BOARD OF  DIRECTORS  STRONGLY  RECOMMENDS A VOTE  "AGAINST"  THE
STOCKHOLDER PROPOSAL.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            In 2000,  the  Company  purchased  business  gifts and awards in the amount of $56,000 from a retail  establishment owned by Mr. Coulter. The Company also leases certain meeting room space,  parking lot space and document  storage space from entities  owned by Mr.  Coulter.  Total rent fees paid to the related entities in 2000 for the  meeting  room  space,  parking lot space and  document storage space were $63,600.  The Company believes the charges  reimbursed are at least as favorable as charges that would have been incurred for similar services or purchases from an unaffiliated third party.

                             AUDIT COMMITTEE REPORT

            The  members  of the  Audit  Committee  from  December  28,  1999 to
December  26, 2000 were  Messrs.  Chaney,  Greene and  Mandigo,  all of whom are
"independent  directors" (as  "independent  director" is defined pursuant to the
National Association of Securities Dealers Marketplace Rule 4200(a)(14)(D)). The
Audit  Committee met three (3) times during the fiscal year. The  composition of the Audit Committee,  the attributes of its members and the  responsibilities of
the  Audit   Committee  are  intended  to  be  in  accordance   with  applicable
requirements for corporate audit committees.

            The Audit Committee  adopted a written charter during fiscal 2000, a copy of which is attached to this Proxy  Statement as Appendix A. The  Company's independent auditors are responsible for auditing the financial statements.  The activities  of the  Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides  advice,  counsel and direction to management and the auditors  on  the  basis  of  the  information  it  receives,  discussions  with management and the auditors and the experience of the Audit Committee's  members in business,  financial and accounting  matters.  The Committee's  role does not
provide  any  special   assurances  with  regard  to  the  Company's   financial
statements,  nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

            In connection with the audit of Company's  financial  statements for the year ended December 26, 2000, the Audit  Committee met with  representatives from Ernst & Young, LLP, the Company's independent auditors. The Audit Committee reviewed  and  discussed  with  Ernst &  Young,  LLP,  the  Company's  financial management and

                                      -18-

financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

            In June 2000, the Audit Committee  received from Ernst & Young,  LLP
the  written   disclosures  and  the  letter  regarding  Ernst  &  Young,  LLP's independence required by Independence Standards Board of Standard No. 1.

            In addition,  the Audit  Committee  reviewed and discussed  with the
Company's  management the Company's  audited  financial  statements  relating to fiscal year ended  December 26, 2000 and has discussed  with Ernst & Young,  LLP the independence of Ernst & Young, LLP.

            Based  upon  review  and  discussions  described  above,  the  Audit
Committee  recommended  to the Board of Directors  that the Company's  financial statements  audited by Ernst & Young,  LLP be included in the  Company's  Annual
Report on Form 10-K for the fiscal year ended December 26, 2000.

                                Fred B. Chaney
                                William B. Greene, Jr.
                                Clark R. Mandigo

                              STOCKHOLDER PROPOSALS

            In order to be considered for inclusion in the proxy materials to be distributed in connection  with the next Annual Meeting of  Stockholders  of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than January _____ , 2002.

            On May 21, 1998 the  Securities and Exchange  Commission  adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of
1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder  proposal which is not addressed in the Company's proxy statement.  The amendment provides that if the  Company  does not receive  notice of the  proposal at least 45 days prior to the first  anniversary of the date of mailing of the prior year's proxy statement,  then the Company will be permitted to use its  discretionary  voting authority  when the  proposal  is  raised at the  annual  meeting,  without  any discussion of the matter in the proxy statement.

            With  respect  to  the  Company's   year  2002  Annual   Meeting  of
Stockholders,  if the Company is not provided notice of a stockholder  proposal, which has not been  timely  submitted,  for  inclusion  in the  Company's  proxy statement  by  April  _____ , 2002  the  Company  will  be  permitted  to use it discretionary voting authority as outlined above.

            The  By-Laws of the Company  establish  procedures  for  stockholder nominations  for  elections of  Directors  of the Company and bringing  business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of Directors may nominate one or more  persons for  election  as  Directors  at a meeting  only if written notice of such  stockholder's  intent to make such nomination or nominations has been  given,  either by  personal  delivery or by United  States  mail,  postage prepaid,  to the  Secretary of the Company,  not less than 90 days nor more than
120 days prior to the meeting; provided,  however, that in the event that if and only if the annual  meeting is not  scheduled  to be held  within a period  that commences  thirty days after such  anniversary  date (the "Other Meeting Date"), such  Stockholder  Notice shall be given in the manner  provided by the later of
(i) the close of business  on the date  ninety days prior to such Other  Meeting
Date or (ii) the close of business on the tenth day  following the date on which such Other Meeting Date is first publicly announced or disclosed.  Any notice to the  Secretary  must  include:  (i)  the  name  and  address  of  record  of the stockholder who intends to make the nomination;  (ii) a representation  that the stockholder  is a holder of record of shares of the Company  entitled to vote at such  meeting  and  intends  to appear in person or by proxy at the  meeting  to nominate  the  person or  persons  specified  in the  notice;  (iii)  such other information  regarding  each nominee  proposed by such  stockholder  as would be required to be included in a proxy  statement  filed pursuant to the proxy rules of the Securities and Exchange Commission;  and (iv) the consent of each nominee to serve as a Director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the  Company.  The  presiding  officer of the meeting  may, if the facts warrant,  determine that a nomination was not made in accordance  with the
foregoing   procedure,   in  which  event,   the  officer  will   announce  that
determination to the meeting and the defective nomination will be disregarded.

                                      -19-

            To be brought before an annual  meeting by a  stockholder,  business must be appropriate for  consideration at an annual meeting and must be properly brought before the meeting.  Business will have been properly brought before the annual  meeting by a  stockholder  if the  stockholder  has given timely  notice thereof in writing to the  Secretary  of the Company and has  complied  with any other  applicable  requirements.  To be timely,  each such notice must be given, either by personal  delivery or by United States mail,  postage prepaid,  to the
Secretary of the Company,  not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is on the "Other Meeting Date",  such Stockholder  Notice shall be given in the manner  provided  by the later of (i) the close of  business  on the date ninety  days prior to such Other  Meeting  Date or (ii) the close of business on the tenth day  following  the date on which  such  Other  Meeting  Date is first publicly announced or disclosed.  Any notice to the Secretary must include as to each matter the  stockholder  proposes to bring before the annual  meeting (w) a brief  description  of the  business  desired  to be  brought  before the annual meeting and the reasons for conducting such business at the annual meeting,  (x)
the name and address of record of the stockholder  proposing such business,  (y)
the name,  class or series and number of shares of the Company that are owned by the  stockholder,  and (z) any  material  interest  of the  stockholder  in such business.  Public  disclosure  of the date of Meeting was made in the  enclosure with the dividend, which was mailed to stockholders in ________. The date of the next  annual  meeting  of  stockholders  of the  Company  after the  Meeting  is
__________.

                               PROXY SOLICITATION

            The cost of  soliciting  proxies will be borne by the  Company.  The
Company  currently  estimates  that it  will  spend  a  total  of  approximately
$_________ for its solicitation of proxies.  This estimate excludes salaries and wages of regular  employees and officers and normal  expenses of an  uncontested proxy  solicitation  for the  election of a  Director.  As of  ___________,  the
Company had  expended  approximately  $_________  in  connection  with its proxy solicitation.  The transfer agent and registrar for the Company's  Common Stock,
First  Union  National  Bank,  as a part  of its  regular  services  and  for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  The Company has also retained
Innisfree M&A Incorporated  ("Innisfree")  for a fee not to exceed $ _________ , plus  reimbursement  of  reasonable  out-of-pocket  expenses  to  assist  in the
solicitation   of  proxies  and   revocations.   The  Company   estimates   that
approximately  75 employees of Innisfree will be involved in the solicitation of proxies and  revocations  on behalf of the  Company.  Proxies  may be  solicited through the mail and through telephonic or telegraphic  communications to, or by meetings with, stockholders or their representatives by directors, officers, and other  employees  of the Company  who will  receive no  additional  compensation therefor.

            The  Company  requests  persons  such  as  brokers,   nominees,  and
fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting  instructions,  to forward  proxy  material to their  principals and to request  authority for the execution of the proxy,  and the Company will reimburse such persons for their reasonable expenses.

             INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

            Under  applicable  Securities  and Exchange  Commission  rules,  the following  individuals,  all of whom are Directors or executive  officers of the
Company,  may be deemed to be  participants  in the  solicitation  of proxies on behalf of the Company:  Jamie B. Coulter (Chairman and Chief Executive Officer),
John D. White  (Executive  Vice  President,  Treasurer and Director),  Gerald T.
Aaron  (Senior Vice  President - Counsel and  Secretary),  Deidra  Lincoln (Vice
President  of Del  Frisco's),  Randall  H.  Pierce  (Chief  Financial  Officer),
Tomlinson  D.  O'Connell  (Senior  Vice  President  of  Operations  - Lone  Star
Steakhouse, Inc.), Robert Martin (Senior Vice President of Marketing - Lone Star
Steakhouse,  Inc.),  Jeff  Bracken  (Vice  President  of  Operations - Lone Star
Steakhouse,  Inc.),  Fred B. Chaney  (Director,  903 West 9th  Street,  Glenwood
Springs,  CO 81601),  William B. Greene, Jr. (Director,  Carter County Bank, 601
East Elk Avenue, Elizabethtown,  Tenn. 37643), Clark R. Mandigo (Director, 15050
Jones  Maltzberger,  Suite 2, San  Antonio,  TX 78247).  The address for each of
Messrs. White, Aaron, Pierce, O'Connell,  Martin, Bracken and Ms. Lincoln is 224
East Douglas,  Suite 700, Wichita,  Kansas  67202-3414.  The address of Jamie B.
Coulter is 5251 Spring Valley Road, Dallas, Texas 75240.

            The number of shares of Common  Stock of the  Company  owned by each participant  (other than Randall H. Pierce,  Robert Martin and Jeff Bracken) are set forth in the table under "Security Ownership." Except as otherwise disclosed in this  Proxy  Statement,  the shares  set forth in that  table  opposite  such participant's name are owned of record and beneficially by such participant.  As of the date of this Proxy Statement,  Messrs.  Pierce,  Martin and Bracken owned
2,595, 0 and 2,220 shares respectively of Common Stock of the Company,  and held presently  exercisable  options to  acquire  33,334,  10,001 and 86,430  shares, respectively, under the Company's stock option

                                      -20-

plans.  Within the past two years,  none of the  participants  have purchased or sold any shares of Common  Stock of the Company  except  that (i) Mr.  O'Connell purchased  1,000  shares of Common  Stock on December  12, 2000 at the  purchase price of $7.75 per share;  (ii) Mr. Pierce  purchased 595 shares on September 7,
1999 at the  purchase  price of $7.48 per share and 2,000  shares on October 18,
1999 at the  purchase  price of $7.75 per share and (iii) Mr.  Greene  purchased
1,400 shares of Common  Stock on April 18, 2001 at the purchase  price of $10.85 per share.

            Except  as   described  in  this  Proxy   Statement,   none  of  the
participants nor any of their respective affiliates or associates (together, the
"participant  affiliates")  (i)  directly or  indirectly  beneficially  owns any securities of the Company or (ii) has had any  relationship  with the Company in any  capacity  other  than as a  stockholder,  employee,  officer  or  Director.
Furthermore,  except as described in this Proxy  Statement,  no  participant  or participant  affiliate is or was either a party to any  transaction or series of transactions  since  the  beginning  of  fiscal  2000  or has  knowledge  of any currently  proposed  transaction  or  series  of  transactions  (i) to which the
Company  was or is to be a party,  (ii) in which  the  amount  involved  exceeds
$60,000 and (iii) in which any participant or participant  affiliate had or will have a direct or indirect material  interest.  Except as described in this Proxy
Statement,  no  participant  or  participant  affiliate  has  entered  into  any agreement or understanding  with any person respecting any (i) future employment by the Company or its affiliates or (ii) any transaction to which the Company or any of its affiliates  will or maybe a party.  Except as described in this Proxy
Statement,  there  are  no  contracts,  arrangements  or  understandings  by any participant or participant  affiliate  within the past year with any person with respect to any securities of the company.

                                  ANNUAL REPORT

            All stockholders of record as of May 11, 2001 have been sent, or are concurrently  herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 26, 2000. Such report contains certified consolidated financial  statements  of the Company and its  subsidiaries  for the fiscal year ended December 26, 2000.

                                            By Order of the Company,

                                            GERALD T. AARON
                                            Secretary
Dated:  Wichita, Kansas
May 11, 2001

            The  Company  will  furnish,  without  charge,  a copy of its Annual
Report on Form  10-K for the  fiscal  year  ended  December  26,  2000  (without exhibits) as filed with the Securities and Exchange  Commission to  stockholders of record on the Record  Date who make  written  request  therefor  to Gerald T.
Aaron,  Secretary,  Lone Star Steakhouse & Saloon,  Inc., 224 E. Douglas,  Suite
700, Wichita, Kansas 67202-3414.

                                      -21-

                       LONE STAR STEAKHOUSE & SALOON, INC.
                  ANNUAL MEETING OF STOCKHOLDERS - JULY 6, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned  stockholder of Lone Star Steakhouse & Saloon, Inc., a Delaware  corporation  (the  "Company"),  hereby appoints Jamie B. Coulter and
John D. White with full power of substitution  and to each substitute  appointed pursuant to such power,  as proxy or  proxies,  to cast all votes as  designated hereon,  which the  undersigned  stockholder  is  entitled to cast at the Annual
Meeting of the  Stockholders  (the "Annual  Meeting") of Lone Star  Steakhouse &
Saloon,  Inc.,  to be held  at  9:00  am.,  local  time  on July 6,  2001 at the
Sullivan's Steakhouse  restaurant located at 300 Colorado Street,  Austin, Texas
78701,  and at any and all  adjournments  and  postponements  thereof,  with all powers  which  the  undersigned  would  possess  if  personally  present  (i) as designated  below with  respect to the matters set forth below and  described in the accompanying  Notice and Proxy Statement,  and (ii) in their discretion with respect to any other business that may properly come before the Annual  Meeting.
The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

            This proxy when properly  executed and returned will be voted in the manner  directed by the undersigned  stockholder.  If no direction is made, this proxy will be voted as follows:  (1)  Proposal 1 - FOR the election of the Board of Directors'  nominee;  (2) Proposal 2 - FOR the ratification of Ernst & Young,
LLP as the  Company's  independent  auditors;  and (3)  Proposal 3 - AGAINST the
Stockholder Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.   Election of nominee named below to the Board of Directors of the Company.

     Nominee: Jamie B. Coulter

     |_|     FOR nominee listed above         |_|   WITHHOLD AUTHORITY
                                                    to vote for the nominee
                                                    listed above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2.   To  ratify  the  appointment  of  Ernst  &  Young,  LLP as  that  Company's independent auditors for the fiscal year ending December 25, 2001.

               |_| FOR        |_| AGAINST     |_| ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

3.   Stockholder Proposal.

               |_| FOR        |_| AGAINST    |_| ABSTAIN

          (Continued and to be signed and dated, on the reverse side.)

                                      -22-

This proxy may be  revoked  prior to the time it is voted by  delivering  to the
Secretary of the Company either a written  revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS  RECOMMENDS  YOU VOTE FOR PROPOSAL 1; FOR PROPOSAL 2; AND
AGAINST PROPOSAL 3.

                              DATED:____________________________________ , 2001

                              __________________________________________, (L.S.)
                                   (Signature)

                              __________________________________________, (L.S.)
                                   (Signature)

                                   Please date and sign as name appears  hereon.
                                   When  signing  as  attorney,   administrator,
                                   trustee or guardian,  give full title as such
                                   and when stock has been issued in the name of
                                   two or more persons, all must sign.

                               PLEASE ACT PROMPTLY
            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

                                      -23-